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                                                                                                               EXHIBIT 12

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                                        CALCULATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                                       (CANADIAN GAAP)


                                                Six Months Ended
                                                     June 30,                             Year Ended December 31,
                                              --------------------  ------------------------------------------------------
                                                1999        1998       1998      1997        1996       1995       1994
                                              ---------  ---------  ---------  ---------  ---------  ---------  ----------
                                                                             (U.S. $ in thousands, except ratios)

Income (loss) before income taxes and
   dividends on preferred shares of a
   subsidiary.............................  $ (16,660)   $  2,542  $ (5,522)   $ 17,471   $ 15,987    $  (617)   $(14,326)
Fixed charges.............................      5,361       4,887     7,397       8,498      8,075      3,934       7,431
Preferred share dividend requirement
   of a consolidated subsidiary...........     (4,160)     (4,862)   (6,635)     (8,498)    (8,075)    (3,934)     (7,431)
                                              --------    --------  --------   ---------   --------    -------    --------
Earnings (loss) before income taxes and
   fixed charges, as adjusted.............  $ (15,459)   $  2,567  $ (4,760)   $ 17,471   $ 15,987    $  (617)    (14,326)
                                              ========    ========  ========    ========    =======    =======   =========


Interest incurred.........................  $   1,201    $     25  $    762    $     -    $    -      $     -    $     -
Preferred share dividend requirement of
   a consolidated subsidiary..............      4,160       4,862     6,635       8,498      8,075      3,934       7,431
                                              -------      -------  --------   ---------    -------     ------     -------
Total fixed charges.......................  $   5,361    $  4,887  $  7,397    $  8,498   $  8,075    $ 3,934    $  7,431
                                              =======      =======   =======    ========   ========    =======     =======
Ratio of earnings to fixed charges........       -            -         -          2.06       1.98        -            -
                                              =======      =======   =======    ========   ========    =======     =======


                                        CALCULATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                                            (U.S. GAAP)

                                               Six Months Ended
                                                    June 30,                          Year Ended December 31,
                                             ---------------------  -------------------------------------------------------
                                                1999        1998       1998       1997       1996        1995        1994
                                             ---------  ----------  ---------  ---------  ---------  ----------  ----------
                                                                             (U.S. $ in thousands, except ratios)

Income (loss) before income taxes and
   dividends on preferred shares of a
   subsidiary.............................   $(15,568)  $(20,764)  $(90,440)   $ 20,648   $ 18,368   $ (4,582)   $(13,301)
Fixed charges.............................      5,659      3,728      8,335       8,195      8,146      7,755       7,497
Preferred share dividend requirement of
   a consolidated subsidiary..............     (4,458)    (3,703)    (7,573)     (8,195)    (8,146)    (7,755)     (7,497)
                                              --------   --------   ---------   --------   --------   --------   ---------
Earnings (loss) before income taxes and
   fixed charges, as adjusted.............   $(14,367)  $(20,739)  $(89,678)   $ 20,648   $ 18,368   $ (4,582)   $(13,301)
                                              ========   ========   ========    ========   ========   ========    ========
Interest incurred.........................   $  1,201   $     25   $    762    $    -     $    -     $    -      $    -
Preferred share dividend requirement of
  a consolidated subsidiary...............      4,458      3,703      7,573       8,195      8,146      7,755       7,497
                                              --------   --------   --------    --------   --------   --------    --------
Total fixed charges.......................   $  5,659   $  3,728   $  8,335    $  8,195   $  8,146   $  7,755    $  7,497
                                              ========   ========   =========   ========    =======   ========    ========
Ratio of earnings to fixed charges........         -         -          -          2.52       2.25       -            -
                                              =========  ========   =========   ========   ========   ========    ========

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